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EXHIBIT 10.8

MARKLAND ANNOUNCES ACQUISITION OF HOMELAND SECURITY COMPANY GENEX TECHNOLOGIES
INC
Monday February 14, 7:31 pm ET

SUPPLIER OF ADVANCED SURVEILLANCE AND SECURITY SOLUTIONS

MARKLAND COMPLETES ACQUISITION OF GENEX THROUGH NEW MAJORITY OWNED PUBLIC SUBSIDIARY TECHNEST HOLDINGS INC.

RIDGEFIELD, Conn.--(BUSINESS WIRE)--Feb. 14, 2005-- Markland Technologies, Inc. (OTC BB:MRKL.OB - News), an integrated homeland security company, (http://www.marklandtech.com) announced today that it has completed a multi part transaction which includes the purchase of majority ownership of Technest Holdings Inc (OTC BB:THNS.OB - News), a company that prior to this acquisition had no operations but was traded on the OTC bulletin board and the subsequent purchase by Technest Holdings Inc of all of the stock of Maryland based Genex Technologies, Inc. (Genex) (http://www.genextech.com) for $3M in cash and $7M in Markland Technologies stock.

Genex is a supplier of advanced imaging, surveillance and security sensor technologies. The transaction is in keeping with Markland's recently announced strategic initiatives. The company believes that the acquisition of Genex will provide important advanced strategic capabilities in a range of technologies, including video surveillance, biometrics, disposable sensors as well as basic research and development expertise.

Genex revenues derive principally from 20 ongoing contracts to supply imaging and surveillance sensor technology to a wide array of government customers. Genex has 32 employees located in their Maryland facilities and had revenues for the fiscal year ended December 31, 2004 of approximately $5.5M. Markland believes Genex , which has a patent portfolio of over 20 issued and pending US patents for video and imaging technologies is well positioned to capture additional sales in the United States within the Department of Homeland Security and the Department of Defense.

Founded in 1995, Genex has an established history in video surveillance sensor science. Its Surveillance Group provides innovative sensor and algorithm solutions that are small, tactical, low power and low cost solutions. Its surveillance technologies combine powerful algorithms, such as object tracking and image enhancement, with revolutionary wide-area, 360-degree sensors. These solutions operate in visible, near-infrared, infrared, and acoustic wavelengths. Within its biometrics technologies the 3D Facial Recognition Group develops tools for enhancing facial recognition. By leveraging the power of 3D, Genex enables existing recognition systems to perform reliably while advancing progress towards total 3D systems. The company's tools allow for seamless integration of capabilities, such as 2D-to-3D face conversion and compensation for pose, lighting, expression, aging, and weight. Management believes that Genex expertise has particular impact within the DOD and Homeland Security market place.

Markland Chairman and CEO Robert Tarini stated, "We are pleased about this acquisition. It will enhance our research capabilities as we add another highly capable group of Genex scientists to our own research and development team. We also gain very desirable products, technologies and intellectual property in the areas of video surveillance and facial biometrics. The addition of Genex will continue to expand our operations and our visibility within the Homeland Security arena. It fits well into our Homeland Security business plan and creates another established revenue stream for the company."

Additional details as they pertain to these transactions will be available in the company's filings on Form 8K with the SEC. We expect to file audited financial information for Genex and pro forma financial information for Markland and Genex on a combined basis in accordance with SEC requirements. Additional details concerning acquisition of Genex, the terms of employment issued to key employees and the financing will be available in the company's filings on Form 8K with the SEC.


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About Markland Technologies


Markland Technologies, Inc. is committed to setting next-generation standards in defense and security through the provision of innovative emerging technologies and expert services. The Company is engaged in the identification of advanced technologies currently under development in laboratories, universities and in private industry, and in the transformation of those technologies into next-generation products. Markland's solutions support military, law enforcement and homeland security personnel to protect the nation's citizens, borders and critical infrastructure assets from the threat of terrorism and other dangers. Through strategic development, Markland focuses on the creation of dual-use technology and products with applications in both the defense market and civilian homeland security and law enforcement fields. The Company is a Board Member of the Homeland Security Industries Association, and is a featured Company on HomelandDefenseStocks.com; additional details can be viewed at http://www.homelanddefensestocks.com/Companies/MarklandTech. For more information about the Company and its products, please visit the Markland home page at http://www.marklandtech.com.


Forward-Looking Statements

Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of Markland Technologies officials during presentations about Markland Technologies, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by management, are also forward-looking statements as defined by the Act. Some of the factors that could significantly impact the forward-looking statements in this press release include, but are not limited to: a reduction in order rates from the Army's Night Vision and Electronic Surveillance Directorate, difficulties integrating our acquisition of EOIR, insufficient cash flow to continue to fund the development and marketing of the Company's products and technology; a rejection of the Company's products and technologies by the marketplace, and; disputes as to the Company's intellectual property rights. Forward-looking statements are based upon current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about Markland Technologies, its products, economic and market factors and the industries in which Markland Technologies does business, among other things. These statements are not guarantees of future performance and Markland Technologies has no specific intention to update these statements. More detailed information about those factors is contained in Markland Technologies filings with the Securities and Exchange Commission.

Markland Technologies, Inc is a featured Company on http://www.HomelandDefenseStocks.com, a service for which Markland compensates the provider.


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